Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in each Amendment No. 1 to the Registration Statements on Form S-3 to Form S-16
(Registration Nos. 2-62247 and 2-65638) and in each Registration Statement on Form S-3 (Registration Nos. 33-3027, 33-16674,
33-19035, 33-40196 and 33-58741) and in each Registration Statement on Form S-8 (Registration Nos. 33-21506, 33-40199, 33-37548,
33-28064, 33-15639, 33-61986, 33-51121, 333-26361, 333-32393, 333-84561, 333-52862, 333-62550, 333-67180 and 333-67284) of Ball
Corporation of our report dated January 21, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 27, 2003